Exhibit (o)(i) under Form N-1A
                                            Exhibit (24) under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED ARMS FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                                  TITLE                                         DATE
/S/JOHN F. DONAHUE                          Chairman                           October 4, 1999
----------------------------------------
John F. Donahue                              (Chief Executive Officer)



/S/GLEN R. JOHNSON                          President                          October 4, 1999

Glen R. Johnson

/S/J. CHRISTOPHER  DONAHUE                  Executive Vice President           October 4, 1999
----------------------------------------
J. Christopher Donahue

/S/RICHARD J. THOMAS                        Treasurer                          October 4, 1999
----------------------------------------
J. Christopher Donahue                         (Principal Financial
                                               and Accounting Officer)

/S/THOMS G. BIGLEY                          Trustee                            October 4, 1999

Thomas G. Bigley

/S/JOHN T. CONROY, JR.                      Trustee                            October 4, 1999
----------------------------------------
John T. Conroy, Jr.





SIGNATURES                                  TITLE                                         DATE

/S/NICHOLAS P. CONSTANTAKIS                 Trustee                            October 4, 1999

Nicholas P. Constantakis

/S/LAWRENCE D. ELLIS, M.D.                  Trustee                            October 4, 1999
----------------------------------------
Lawrence D. Ellis, M.D.



/S/PETER E. MADDEN                          Trustee                            October 4, 1999

Peter E. Madden

/S/JOHN E. MURRAY, JR.                      Trustee                            October 4, 1999
----------------------------------------
John E. Murray, Jr.



/S/WESLEY W. POSVAR                         Trustee                            October 4, 1999

Wesley W. Posvar

/S/MARJORIE P. SMUTS                        Trustee                            October 4, 1999

Marjorie P. Smuts

Sworn to and subscribed before me this 13th day of October, 1999.

/S/MADALINE P. KELLY
Notarial Seal
Madaline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My Commission Expires Feb. 22, 2000
Member, Pennsylvania Association of Notaries